Exhibit 10.11

ENVIRONMENTAL POWER CORPORATION

Amended and Restated Nonstatutory Stock Option Agreement

Granted Under the Restated 2001 Stock Incentive Plan

1.	Grant of Option.

This agreement, entered into as of June 29, 2005, amends and restates in its entirety that certain Nonstatutory Stock Option Agreement, dated March 16, 2005 (the “Original Option Agreement”), evidencing the grant by Environmental Power Corporation, a Delaware corporation (the “Company”), on March 16, 2005 (the “Grant Date”) to Steven Kessner, a consultant to the Company (the “Participant”), of an option to purchase shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), pursuant to the Company’s Restated 2001 Stock Incentive Plan (the “Plan”).

The option evidenced by this Agreement shall be exercisable for up to a total of 42,751 shares (the “Shares”) of Common Stock at an exercise price of $7.25 per share, on the terms and conditions set forth herein and in the Plan. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on September 14, 2010 (the “Final Exercise Date”). The option to purchase any Shares represented by the Original Option Agreement in excess of the number of Shares referred to in this paragraph is hereby cancelled and shall be of no further force or effect.

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting.

This option shall be fully vested as to all of the Shares as of the date hereof, but may not be exercised prior to September 14, 2005. However, the right to exercise this option shall terminate immediately upon any breach by the Participant of any of the Surviving Obligations (as defined in that Termination Agreement, of even date herewith, among the Company, TSL Partners, LLC, the Participant and the other Representatives named therein (the “Termination Agreement”)).

3.	Exercise of Option.

Each election to exercise this option shall be in writing, in substantially the form attached to this agreement as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in cash, by check or wire transfer of immediately available funds, for the Shares purchased. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

4.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law.

6.	Entire Agreement.

This Agreement, together with the Termination Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

7.	Amendment.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

8.	Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Hampshire, except to the extent that the laws of the State of Delaware would govern any of the matters set forth herein.

9.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which has been furnished to the Participant.

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Option Agreement to be executed under its corporate seal by its duly authorized officer.

ENVIRONMENTAL POWER CORPORATION

Dated: June 29, 2005	By:	/s/ KAMLESH R. TEJWANI
	Name:	Kamlesh R. Tejwani
	Title:	President and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof and the Company’s Restated 2001 Stock Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s Restated 2001 Stock Incentive Plan.

PARTICIPANT:

/s/ STEVEN KESSNER
Steven Kessner
Address: